PETROLEUM DEVELOPMENT CORPORATION
 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2005, and for the nine months ended September 30, 2006

Petroleum Development Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2006
(in thousands, except share and per share data)

	PDC	Pro Forma		PDC
	Historical	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$ 8,220	$ -		$ 8,220
Restricted cash	3,571	-		3,571
Accounts receivable	41,847	-		41,847
Accounts receivable - affiliates	1,987	-		1,987
Inventories	4,008	-		4,008
Fair value of derivatives	8,729	-		8,729
Other current assets	13,717	-		13,717
Total current assets	82,079	-		82,079
Properties and equipment, net	389,754	135,152	(a)	524,906
Designated cash - property acquisitions	300,000	(134,044)	(a)	165,956
Other assets	1,589	-		1,589
Total Assets	$ 773,422	$ 1,108		$ 774,530

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 107,289	$ -		$ 107,289
Fair value of derivatives	3,616	-		3,616
Advances for future drilling contracts	10,351	-		10,351
Funds held for future distribution	18,946	-		18,946
Total current liabilities	140,202	-		140,202
Long-term debt	85,000	-		85,000
Deferred gain on sale of leaseholds	25,600	-		25,600
Other liabilities	7,002	-		7,002
Deferred income taxes	139,375	-		139,375
Asset retirement obligation	9,224	1,108	(a)	10,332
Total liabilities	406,403	1,108		407,511

Stockholders' equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 16,140,225 shares	161	-		161
Additional paid-in capital	20,579	-		20,579
Retained earnings	388,765	-		388,765
Treasury stock, at cost - 1,035,089 shares	(42,486)	-		(42,486)
Total stockholders' equity	367,019	-		367,019

Total Liabilities and Stockholders' Equity	$ 773,422	$ 1,108		$ 774,530

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Petroleum Development Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2005
(in thousands, except for per share data)

		EXCO
	PDC	Properties	Pro Forma		PDC
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Oil and gas well drilling operations	$ 99,963	$ -	$ -		$ 99,963
Gas sales from marketing activities	121,104	-	-		121,104
Oil and gas sales	102,559	15,359	-		117,918
Well operations and pipeline income	8,760	-	-		8,760
Oil and gas price risk management loss, net	(9,368)	-	-		(9,368)
Other income	2,180	-	-		2,180
Total revenues	325,198	15,359	-		340,557

Costs and expenses:
Cost of oil and gas well drilling operations	88,185	-	-		88,185
Cost of gas marketing activities	119,644	-	-		119,644
Oil and gas production and well operations cost	20,400	2,558	54	(b)	23,012
Exploration costs	11,115	-	-		11,115
General and administrative expenses	6,960	-	-		6,960
Depreciation, depletion, and amortization	21,116	-	6,302	(c)	27,418
Total costs and expenses	267,420	2,558	6,356		276,334

Gain on sale of leaseholds	7,669	-	-		7,669
					-
Income from operations	65,447	12,801	(6,356)		71,892
Interest income	898	-	-		898
Interest expense	(217)	-	-		(217)
Income before income taxes	66,128	12,801	(6,356)		72,573

Income taxes	24,676	-	2,405	(d)	27,081

Net income	$ 41,452	$ 12,801	$ (8,761)		$ 45,492
Basic Earnings Per Common Share	$ 2.53				$ 2.78
Diluted Earnings Per Common Share	$ 2.52				$ 2.77
Weighted Average Shares Outstanding - Basic	16,362				16,362
Weighted Average Shares Outstanding - Diluted	16,427				16,427

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Petroleum Development Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2006
(in thousands, except for per share data)

		EXCO
	PDC	Properties	Pro Forma		PDC
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Oil and gas well drilling operations	$ 11,682	$ -	$ -		$ 11,682
Gas sales from marketing activities	101,445	-	-		101,445
Oil and gas sales	86,139	11,184	-		97,323
Well operations and pipeline income	7,306	-	-		7,306
Oil and gas price risk management gain, net	8,714	-	-		8,714
Other income	1,986	-	-		1,986
Total revenues	217,272	11,184	-		228,456

Costs and expenses:
Cost of oil and gas well drilling operations	11,888	-	-		11,888
Cost of gas marketing activities	100,121	-	-		100,121
Oil and gas production and well operations cost	23,627	1,879	43	(b)	25,549
Exploration costs	3,735	-	-		3,735
General and administrative expenses	13,070	-	-		13,070
Depreciation, depletion, and amortization	22,554	-	5,721	(c)	28,275
Total costs and expenses	174,995	1,879	5,764		182,638

Gain on sale of leaseholds	328,000	-	-		328,000

Income from operations	370,277	9,305	(5,764)		373,818
Interest income	4,159	-	-		4,159
Interest expense	(232)	-	-		(232)
Income before income taxes	374,204	9,305	(5,764)		377,745

Income taxes	143,943	-	1,362	(d)	145,305

Net income	$ 230,261	$ 9,305	$ (7,126)		$ 232,440
Basic Earnings Per Common Share	$ 14.47				$ 14.61
Diluted Earnings Per Common Share	$ 14.40				$ 14.54
Weighted Average Shares Outstanding - Basic	15,913				15,913
Weighted Average Shares Outstanding - Diluted	15,988				15,988

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PETROLEUM DEVELOPMENT CORPORATION

Notes to Unaudited Pro Forma Condensed

Combined Financial Statements

1.         Basis of Presentation:

The unaudited pro forma condensed combined balance sheet as of September 30, 2006, is derived from:

•              the historical unaudited consolidated balance sheet of Petroleum Development Corporation ("PDC" or the "Company"); and

•              the preliminary purchase price allocation of certain oil and gas properties, undeveloped drilling locations, and acreage ("Wattenberg Colorado Properties" or "EXCO Properties") acquired from EXCO Resources, Inc ("EXCO").

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005, is derived from:

•              the historical audited consolidated financial statements of PDC; and

•              the historical audited statement of revenues and direct operating expenses of EXCO.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, is derived from:

•              the historical unaudited consolidated financial statements of PDC; and

•              the historical unaudited statement of revenues and direct operating expenses of EXCO.

The following unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the period ended September 30, 2006.  The unaudited pro forma financial information should also be read in conjunction with the audited and unaudited statements of revenues and direct operating expenses for the EXCO Properties and the notes thereto included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the EXCO Properties as if the transaction had occurred on September 30, 2006.  The unaudited pro forma condensed combined statements of operations give effect to the acquisitions of the EXCO Properties as if the transactions had occurred on January 1, 2005.  The transactions and the related adjustments are described in the accompanying notes to unaudited pro forma condensed combined financial statements.  In the opinion of Company's management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the combined financial position or results of operations that would have actually occurred had the described transaction occurred on the indicated dates or those that may be achieved in the future.  However, management believes that the assumptions provide a reasonable basis for presenting the significant effect of this transaction and that the pro forma adjustments give appropriate effect to those assumptions.  In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2005, and elsewhere in the Company's reports and filings with the Securities and Exchange Commission ("SEC").

The historical audited consolidated and unaudited consolidated statements of operations of PDC included herein reflect the Company's reclassification of certain prior period amounts to conform to the current year presentation as will be followed in PDC's 2006 Annual Report on Form 10-K, when filed.  The reclassifications had no impact on historical reported net earnings, earnings per share or shareholders' equity.  For the year ended December 31, 2005, the following amounts were reclassified: accretion expense related to the Company's asset retirement obligation in the amount of $0.5 million has been reclassified from interest expense to oil and gas production and well operations cost; interest income in the amount of $0.9 million has been reclassified from other income (a component of revenue) to interest income; and gain on sale of leaseholds in the amount of $7.7 million has been reclassified from other income to gain on sale of leaseholds (a component of income from operations).  For the year ended December 31, 2005, and for the nine months ended September 30, 2006, oil and gas price risk management losses of $9.4 million and gains of $8.7 million, respectively, have been reclassified from non-operating losses/gains to an offset to (and a component of) revenues.

2.         Acquisition Date:

The acquisition of the EXCO Properties was completed on January 5, 2007.  The Company acquired certain oil and natural gas properties, undeveloped drilling locations, and acreage from EXCO for cash consideration paid of approximately $132.5 million.

3.         Preliminary Purchase Price Allocation:

The following table represents the preliminary estimation of the acquisition cost for the EXCO Properties and the preliminary allocation of these costs to the assets acquired and liabilities assumed based on preliminary estimates of fair value (in thousands):

Cash consideration/contract price	$ 132,500
Estimated direct costs of acquisition	1,544
Estimated cost of assets acquired	134,044
Asset retirement obligation (ARO) assumed	1,108
Estimated cost of assets acquired and liabilities assumed	$ 135,152

Preliminary Purchase Price Allocation
Proved oil and gas properties	$ 119,917
Unproved oil and gas properties	15,235
Preliminary purchase price	$ 135,152

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary discounted cash flows and estimates by management.  No amounts have been allocated to equipment for the purpose of this Form 8-K; however, it is expected that upon the completion of the purchase price allocation, approximately 5% of the total purchase price will be allocated to well equipment and miscellaneous gathering facilities.  The purchase price allocation will be completed within one year from the acquisition date.

4.         Pro Forma Adjustments:

The unaudited pro forma combined financial statements have been adjusted to:

a.      Reflect the preliminary purchase price paid for the purchase of the EXCO Properties, as detailed in the table in Note 3 above.

b.     Record accretion expense related to the asset retirement obligation on oil and natural gas properties acquired. The accretion expense adjustment for the year ended December 31, 2005, and the nine months ended September 30, 2006, is $54,000 and $43,000, respectively.

c.     Record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and natural gas properties.  Depreciation, depletion and amortization expense adjustment for the year ended December 31, 2005, and the nine months ended September 30, 2006, is $6.3 million and $5.7 million, respectively.

d.     Record adjustment of income tax expense associated with the results of operations and pro forma adjustments based on PDC's effective tax rate.

The Company does not expect to incur any significant incremental increase in general and administrative expense as a result of this acquisition..

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